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For Investors:	For Media:
Robert C. Weiner	Brian C. Kosoy
Vice President, Investor Relations	Senior Associate, Public Relations
904-332-3287	904-332-4175

PSS WORLD MEDICAL HOLDS ANNUAL MEETING OF SHAREHOLDERS

Board of Directors Authorizes Purchase of 5% of Outstanding Common Shares

Jacksonville, Florida (August 25, 2010) – PSS World Medical, Inc. (NasdaqGS: PSSI) announced that it held its annual meeting of shareholders on August 24, 2010, in Jacksonville, Florida.  At the meeting, shareholders elected Gary A. Corless, the Company’s President and Chief Executive Officer, to the Board of Directors.  Company shareholders also reelected Melvin L. Hecktman and Delores M. Kesler to the Board of Directors and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2011.  Mr. Corless, Mr. Hecktman, and Ms. Kesler were elected to terms expiring in 2013.

    Additionally, the Board of Directors authorized the purchase of up to 5%, or approximately 2.8 million shares, of the outstanding shares of the Company’s common stock.  The Company is authorized from time to time, depending upon market conditions and other factors, to repurchase these shares in the open market, by block purchase, in accelerated programs or in privately negotiated transactions.  Such repurchases will be made in compliance with applicable rules and regulations and may be discontinued at any time.  This authorization is in addition to any prior repurchase plans currently outstanding.

    PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units.  Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

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Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are identified by the use of words such as “expect,” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others.  These statements involve a number of risks and uncertainties, many of which are outside the control of the Company.  Actual results may differ materially from those identified in the forward-looking statements.  Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services, including decreased demand as a result of reduced physician office visits and utilization; national and global economic conditions, including our and our customers’ ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of the presidential administration’s health care policies; proper functioning of our data processing and information technology systems; our ability to successfully execute our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable, particularly in states with significant budget deficits; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel prices; risks involved in maintaining a large amount of inventory; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers’ business; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission.  PSS assumes no obligation to update the information in this release except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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